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                                                                EXHIBIT 10.53(a)



                                FIRST AMENDMENT


     This FIRST AMENDMENT TO ASSET AND STOCK PURCHASE AND OPTION GRANT AGREEMENT ("First Amendment") is made and entered into as of February 27, 1998, by and among ValueVision International, Inc., a Minnesota corporation ("ValueVision"); VVI Seattle, Inc., a Minnesota corporation ("VVI Seattle"); VVILPTV, Inc., a Minnesota corporation ("VVILP" and together with ValueVision and VVI Seattle, the "Sellers" and each individually a "Seller"); VVI Spokane, Inc., a Minnesota corporation ("VVI Spokane"); VVI Tallahassee, Inc., a Minnesota corporation ("VVI Tallahassee"), and Paxson Communications Corporation, a Delaware corporation ("Buyer").

                             PRELIMINARY STATEMENT

     WHEREAS, the parties hereto have entered into that certain Asset and Stock Purchase and Option Grant Agreement (the "Purchase Agreement"), dated as of November 14, 1997, pursuant to which and subject to the terms and conditions thereof the Sellers desire to sell certain assets, shares, and an option to Buyer, and Buyer desires to purchase such assets, shares and an option from Sellers, for the consideration and on the terms and conditions therein provided;

     WHEREAS, the parties now desire to make certain amendments and modifications to the Purchase Agreement; and

     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.

                                   AGREEMENT

     In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties hereto, intending to be bound legally, agree that the Purchase Agreement shall be amended as follows:

     1. Spokane Option and Spokane Option Shares. The parties hereto hereby agree that ValueVision shall not sell to Buyer at Closing the VVI Spokane Shares and the Spokane Option.

     2. Purchase Price. The first sentence of Section 2.4(a) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

          "Subject to Sections 2.4(b), (c), (e) and (g) below, the aggregate purchase price for the Assets, the VVI Tallahassee Shares, and the Tallahassee Option (the "Purchase Price") shall be Thirty-Four Million Four Hundred Eight-Four Thousand Dollars ($34,484,000), payable as follows: (i) Twenty-Four Million Four Hundred Eight-Four Thousand
     Dollars ($24,484,000) in cash by wire transfer of immediately available funds at Closing, plus (ii) Ten Million Dollars ($10,000,000) in cash by wire transfer within thirty (30) days of the earliest of (A) March 31, 1998, if Buyer shall not have filed the





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     301 Application on or before March 31, 1998, pursuant to Section 7.1(c);
     (B) the date on which Buyer files or is required to File Form 302 (License Application) for Station KBGE-TV (the "302 Application"), as provided in Section 7.1(f) below; or (C) the Improved Coverage Date (as defined in Section 7.1(d))."

     3. To reflect the amendment in Section 2 hereof, Schedule 2.4 to the Purchase Agreement is hereby deleted and replaced with the Schedule 2.4 attached hereto.

     4. Sections 2.4(d) and 2.4(f) of the Purchase Agreement is hereby deleted in their entirety.

     5. Section 3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

          3.1 Grant. ValueVision shall grant to Buyer at Closing the Tallahassee Option to purchase the Tallahassee Option Shares.

          3.2 Tallahassee Option Exercise. Buyer may exercise the Tallahassee Option to purchase the Tallahassee Option Shares only by giving written notice of ValueVision of its election to exercise the Tallahassee Option (the "Notice of Election") no earlier than thirty (30) days after a construction permit has been granted by the FCC (the "Construction Permit") in connection with the Tallahassee Application (the "Tallahassee Option Exercise Date") and no later than ninety (90) days after the Tallahassee Option Exercise Date, as the same may be extended as set forth below (the "Tallahassee Option Expiration Date") (the period during which the Tallahassee Option is exercisable by Buyer shall be referred to herein as the "Option Exercise Period"). Such Notice of Election shall be accompanied by payment of One Hundred Thousand Dollars ($100,000) to ValueVision in cash, by wire transfer of immediately available funds or by certified or cashier's check. To the extent that Buyer is not permitted to actually exercise the Tallahassee Option on the first day of the Option Exercise Period pursuant to applicable FCC rules and regulations, the Option Exercise Period shall begin on the first day on which Buyer is permitted under applicable FCC rules and regulations to actually exercise the Tallahassee Option and shall expire 90 days thereafter; provided, however, that the $100,000 payment referred to above shall nevertheless be paid no later than 120 days after the grant of the Construction Permit if the Option Exercise Period is extended as provided above; and provided further that in no event shall the Option Exercise Period be extended beyond the original expiration date of the Construction Permit. If Buyer shall not have timely exercised the Tallahassee Option on or before the Tallahassee Option Expiration Date as such date may have been extended as provided above or shall not have timely made the $100,000 payment as provided above, the Tallahassee Option shall automatically be and become null and void and of no further force or effect. Such notice shall specify a date not more than thirty (30) days after any necessary FCC approval shall have become a Final Order, on which the closing of the Tallahassee Option shall occur and Buyer shall pay on such closing date to ValueVision an amount of cash, by wire

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     transfer of immediately available funds, equal to the Exercise Price for the Tallahassee Option.

          3.3 Exercise Price. The Exercise Price for the Tallahassee Option shall be the Fair Market Value of the Tallahassee Option Shares on the date Buyer gives ValueVision written notice of its election to exercise the Tallahassee Option.

          3.4 Determination of Fair Market Value. The Fair Market Value of the Tallahassee Option Shares shall be determined (a) by mutual agreement of ValueVision and Buyer or (b) if no such agreement is reached within ten
     (10) days of the relevant date of determination, by arbitration pursuant to
     Section 13.3 of this Agreement.

     6. The first sentence of Section 7.1(c) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

          "Buyer, at its sole expense, shall prepare and shall, on or before March 31, 1998, file with the FCC a Form 301 construction permit application for Station KBGE-TV (the "301 Application")."

     7. Section 7.17 of the Purchase Agreement shall be amended to delete any and all references to the Spokane Application, VVI Spokane, the VVI Spokane Shares, and the Spokane Option.

     8. Start of Programming. Subject to satisfaction of all of the terms and conditions set forth in the Purchase Agreement, the Closing Date shall be deemed to occur on February 27, 1998 for all purposes of the Purchase Agreement, provided, however, that Buyer shall begin programming the Stations at 12:01 a.m. on February 28, 1998 and up until such time, Sellers shall continue to provide its programming to the Stations.

     9. Section 13.4(a) shall be deleted in its entirety, inserting the following in lieu thereof:

          13.4 Benefits and Binding Effect. (a) No party may assign any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that (i) without the consent of any Seller, Buyer may assign its rights and interests (but not its obligations) under this Agreement to a Qualified Intermediary, as such term is defined under Treasury Regulation section 1.103(k)-I(g) for purposes of effecting a like-kind exchange under section 1031 of the Internal Revenue Code of 1986, as amended and applicable Treasury Regulations, (ii) without the consent of any Seller, Buyer may collaterally assign its rights, interests and obligations under this Agreement to its lenders, (iii) without the consent of any Seller, Buyer may assign its rights, interests and obligations under this Agreement to a wholly owned subsidiary or subsidiaries of Buyer, and (iv) without the consent of Buyer, any Seller may assign its rights, interests and obligations under this Agreement to ValueVision in connection with the assignment of all its assets and liabilities to ValueVision. If any Seller assigns all its assets to the other or to ValueVision as contemplated by the preceding sentence and, in


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     connection therewith, ValueVision assumes all obligations and liabilities of such Seller under this Agreement, Buyer and Sellers agrees to amend this Agreement so as to eliminate such Seller as a party hereto and to reflect the assumption by ValueVision of all obligations and liabilities of Seller under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. If Buyer assigns its rights, interests and obligations under this Agreement to a wholly owned subsidiary or subsidiaries, Buyers shall contemporaneously execute in writing a guarantee of such party's or parties' obligations hereunder.

     10.  Miscellaneous.

     a. Other Provisions. Except where inconsistent with the express terms of this First Amendment, all provisions of the Purchase Agreement as originally entered into shall remain in full force and effect.

     b. Governing Law. This First Amendment shall be governed, construed, and enforced in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

     c. Rules of Construction. The rules of construction set forth in the Purchase Agreement shall apply to this First Amendment.

     d. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     e. Further Assurances. The parties shall take any actions and execute any other documents that may be reasonably necessary or desirable to the implementation and consummation of this First Amendment.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Purchase Agreement to be executed on their behalf all as of the day and year first above mentioned.

                                                 VALUEVISION INTERNATIONAL, INC.

                                                 By: ___________________________

                                                 Name: _________________________

                                                 Title: ________________________



                                                 VVI SEATTLE, INC.

                                                 By: ___________________________

                                                 Name: _________________________

                                                 Title: ________________________


                                                 VVILPTV, INC.

                                                 By: ___________________________

                                                 Name: _________________________

                                                 Title: ________________________


                                                 VVI SPOKANE, INC.

                                                 By: ___________________________

                                                 Name: _________________________

                                                 Title: ________________________


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                                                 VVI TALLAHASSEE, INC.

                                                 By: ___________________________

                                                 Name: _________________________

                                                 Title: ________________________

                                                 PAXSON COMMUNICATIONS
                                                 CORPORATION

                                                 By: ___________________________

                                                 Name: _________________________

                                                 Title: ________________________



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